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                                                                       EXHIBIT A

                               EXCHANGE AGREEMENT

         This Exchange Agreement, dated as of the 6th day of August, 2002 (this "Agreement"), is by and between Input/Output, Inc., a Delaware corporation (the "Company"), and SCF-IV, L.P., a Delaware limited partnership ("SCF").

                                   WITNESSETH:

         WHEREAS, SCF is the legal and beneficial owner of (i) 40,000 shares of the Company's Series B Preferred Stock, par value $0.01 per share ("Series B Shares"), and (ii) 15,000 shares of the Company's Series C Preferred Stock, par value $0.01 per share ("Series C Shares");

         WHEREAS, the Company and SCF have agreed, in accordance with the terms of this Agreement, for SCF to transfer and assign the Series B Shares and Series C Shares owned by SCF to the Company in exchange for (i) $30 million in cash payable by the Company to SCF, (ii) an unsecured promissory note of the Company payable to SCF in the original principal amount of $31 million maturing on May 7, 2004 and (iii) a warrant having a three-year term to purchase 2,673,517 shares of the Company's common stock, par value $.01 per share ("Common Stock"), at an exercise price of $8.00 per share;

         NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein, and the receipt of such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                  THE EXCHANGE

         1.1 Exchange. Contemporaneously with the execution and delivery hereof, but subject in all respects to the terms and conditions hereof, (a) SCF has sold, conveyed and transferred (and by these presents sells, conveys and transfers) the Series B Shares and Series C Shares beneficially owned by it to the Company, and the Company hereby acknowledges receipt of the Series B Shares and the Series C Shares in exchange for the consideration recited herein, and
(b) the Company has sold, conveyed and transferred (and by these presents sells, conveys and transfers) to SCF (i) $30 million in cash (payable by wire transfer of same day funds from the Company to an account designated in writing by SCF to the Company), (ii) an unsecured promissory note of the Company payable to SCF (the "Note") in the form set forth in Exhibit A attached hereto and (iii) a warrant to purchase 2,673,517 shares of Common Stock (the "Warrant") in the form set forth in Exhibit B attached hereto, and SCF hereby acknowledges receipt of such consideration. In addition, the Company and SCF shall contemporaneously with the execution and delivery hereof, execute and deliver a registration rights agreement regarding the registration of the shares of Common Stock to be issued upon exercise of the Warrant (the "Registration Rights Agreement") substantially in the form set forth in Exhibit C attached hereto.

         1.2 Deliveries. Contemporaneously with the execution and delivery hereof on this date (the "Closing Date"), the parties shall make the following deliveries to each other.

                  (a)      SCF shall deliver to the Company:



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                           (1) the certificates evidencing all of the Series B
Shares and Series C Shares beneficially owned by SCF, together with stock powers duly executed in blank for each certificate;

                           (2) a duly executed counterpart of the Registration
Rights Agreement; and

                           (3) a duly executed resignation of David C. Baldwin
from the Board of Directors of the Company and any and all other offices and positions of the Company (and its subsidiaries and affiliates) which he holds.

                  (b)      The Company shall deliver to SCF:

                           (1) $30 million in cash by wire transfer of same day
funds;

                           (2) the duly executed Note;

                           (3) the duly executed Warrant; and

                           (4) the duly executed counterpart of the Registration
Rights Agreement.

                                   ARTICLE 2
                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to SCF as follows:

         2.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its properties and carry on its business as now being conducted. The Company is duly qualified or licensed to transact business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than such jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on the business, operations, properties, condition (financial or otherwise), results of operations, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole.

         2.2 Authority and Approvals.

                  (a) The Company has all requisite corporate power and authority to enter into this Agreement and each of the other agreements contemplated hereby and to consummate each of the transactions and perform each of the obligations contemplated hereby and thereby. The execution and delivery of this Agreement and each of the other agreements and instruments contemplated hereby and the consummation of each of the transactions and the performance of each of the obligations contemplated hereby and thereby have been duly authorized by all



                                      -2-

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necessary corporate action on the part of the Company. This Agreement and the other agreements and instruments contemplated hereby have been duly executed and delivered by the Company. This Agreement and each of the other agreements and instruments contemplated hereby constitute a valid and binding obligation of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

                  (b) The execution and delivery of this Agreement and the other agreements and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not conflict with or violate (i) the organizational documents of the Company, (ii) any material agreement to which the Company is a party or to which its properties are subject or (iii) any law applicable to it, in each case in a manner that could reasonably be expected to have a material adverse effect on the business, operations, properties, condition (financial or otherwise), results of operations, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole.

                  (c) No approval, authorization or consent from any governmental entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement or any other agreement or instrument contemplated hereby by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except for any such approvals, authorizations or consents, the failure of which to be made or obtained (i) has not had and could not reasonably be expected to have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole and
(ii) has not impaired and could not reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement or any other agreement or instrument contemplated hereby in any material respect.

         2.3 No Brokers or Finders. No agent, broker, finder or investment or commercial banker, or other person or firm engaged by or acting on behalf of the Company in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement, other than any such fees or commissions paid to Simmons & Co. and such other fees and commissions that have been disclosed to SCF and as to which the Company shall have full responsibility.

         2.4 Status of Securities. The issuance of the Warrant and the reservation and issuance of the shares of Common Stock to be issued by the Company upon exercise or conversion of the Warrant (the "Underlying Shares") have been duly authorized by all necessary corporate action on the part of the Company. The Warrant and the Underlying Shares, when issued upon exercise or conversion of the Warrant in accordance with the terms thereof, will be validly issued, fully paid and non-assessable. The issuance of the Warrant and the issuance and sale of the Underlying Shares will not be subject to the preemptive rights of any person.

         2.5 No Other Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the express understanding of the Company that SCF is not making any



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representation or warranty whatsoever, express or implied, other than those representations and warranties of SCF expressly set forth in this Agreement.

                                    ARTICLE 3
                               REPRESENTATIONS AND
                                WARRANTIES OF SCF

         3.1 Organization, Standing and Power. SCF is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted and to execute and deliver this Agreement and the other agreements contemplated hereby to which SCF is a party and to consummate the transactions contemplated hereby and thereby.

         3.2 Authority and Approvals.

                  (a) The execution and delivery of this Agreement and the other agreements contemplated hereby to which SCF is a party have been duly and properly authorized by all necessary partnership action on the part of SCF. This Agreement and the other agreements contemplated hereby to which it is a party have been duly executed and delivered by SCF and constitute the valid and legally binding obligations of SCF, enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (b) No approval, authorization or consent from any governmental entity is required by or with respect to SCF in connection with the execution and delivery of this Agreement or any other agreement contemplated hereby by SCF or the consummation by SCF of the transactions contemplated hereby or thereby, except for any such approvals, authorizations or consents the failure of which to be made or obtained has not impaired and could not reasonably be expected to impair the ability of SCF to perform its obligations under this Agreement or any other agreement contemplated hereby in any material respect.

         3.3 Series B Shares and Series C Shares. SCF has good title to the Series B Shares and the Series C Shares, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer and any claim of any creditor, partner or affiliate of SCF on the Series B Shares or the Series C Shares. Upon exchange of the Series B Shares and the Series C Shares as provided in this Agreement, the Company will acquire good title to the Series B Shares and the Series C Shares free and clear of any lien, claim, security interest or other encumbrance.

         3.4 No Brokers or Finders. No agent, broker, finder or investment or commercial banker, or other person or firm engaged by or acting on behalf of SCF in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement, other than any such



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fees or commissions that have been disclosed to the Company and as to which SCF shall have full responsibility.

         3.5 No Other Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the express understanding of SCF that the Company is not making any representation or warranty whatsoever, express or implied, other than those representations and warranties of the Company expressly set forth in this Agreement.

                                   ARTICLE 4
                           SECURITIES LAWS PROVISIONS

         4.1 Investment Intent. The Note, the Warrant and the Underlying Shares will be acquired for its own account for investment and with no intention of distributing or reselling such Warrant or such Underlying Shares or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any applicable state or any foreign country or jurisdiction.

         4.2 Status. SCF covenants and agrees with the Company that at the date hereof, it is an accredited investor as defined in Rule 501(a) under the United States Securities Act of 1933, as amended (the "Securities Act"), and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the Company and an investment in the Warrant and the Underlying Shares, and is able to bear the economic risk of such investment.

         4.3 Access to Information. SCF represents and acknowledges that it (a) has had access to and the opportunity to review the Company's properties, assets, financial statements, contracts and other books and records and has made such investigation with respect thereto as it deems necessary to enter into the transactions contemplated hereby, (b) has been afforded the opportunity to ask appropriate representatives of the Company questions concerning the business, assets, financial condition and prospects of the company and (c) has been solely responsible for its own due diligence investigation of the Company and its business, for its own analysis of the merits and risks of an investment in the Warrant and the Underlying Shares, and for its own analysis of the terms of the investment in the Warrant and the Underlying Shares.

         4.4 Transfer Restrictions. If SCF should decide to dispose of the Note, the Warrant or any of the Underlying Shares, SCF understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "Transfer") of the Note, the Warrant or any of the Underlying Shares other than pursuant to an effective registration statement, the Company may require that the transferor of the Note, the Warrant or any such Underlying Shares provide to the Company an opinion of counsel which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state or foreign securities laws. SCF agrees to the imprinting, so long as appropriate, of



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substantially the following legend on the Note, the Warrant and certificates representing any of the Underlying Shares:

                  THE SECURITIES (THE "SECURITIES") EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY AND COLLECTIVELY, A "TRANSFER") THE SECURITIES EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

         The legend set forth above may be removed if and when the Note, the Warrant or the Underlying Shares, as the case may be, are disposed of pursuant to an effective registration statement under the Securities Act or the opinion of counsel referred to above has been provided to the Company. The Note, the Warrant and the share certificates representing the Underlying Shares shall also bear any additional legends required by applicable federal, state or foreign securities laws, which legends may be removed when, in the opinion of counsel to the Company, the same are no longer required under the applicable requirements of such securities laws. SCF agrees that, in connection with any Transfer of the Note, the Warrant or any of the Underlying Shares by it pursuant to an effective registration statement under the Securities Act, it will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to the Note, the Warrant or any resale of the Underlying Shares.

         4.5 Indemnification.

                  (a) The Company agrees to indemnify SCF and its Affiliates (as defined below) and hold SCF and its Affiliates harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of SCF's counsel in connection with any investigative, administrative or judicial proceeding), which may be incurred by SCF or such Affiliates as a result of any claims made against SCF or such Affiliates by any person that relate to or arise out of (i) any breach by the



                                      -6-

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Company of any of its representations, warranties or covenants contained in this
Agreement, the Note or the Warrant, or (ii) any litigation, investigation or proceeding instituted by any person with respect to this Agreement, the Note, the Warrant or the Underlying Shares (excluding, however, any such litigation, investigation or proceeding which arises solely from the acts or omissions of SCF or its Affiliates). Notwithstanding anything to the contrary above, it is expressly understood between the parties hereto that the Company pursuant to this Section 4.5 shall not be responsible for or assume any of the investment risk associated with any securities purchased hereunder. For the purposes of this Section 4.5(a), "Affiliate" means, with respect to any person, any other person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such person; for the purposes of this definition, the term "control" (and the correlative terms "controlling," "controlled by" and "under common control with") means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person.

                  (b) Any person entitled to indemnification hereunder will (i) give prompt notice to the Company of any claim with respect to which it seeks indemnification (but omission of such notice shall not relieve the Company from liability hereunder except to the extent that it is actually prejudiced by such failure to give notice) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified party and the Company with respect to such claim, permit the Company to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is not assumed by the Company, the Company will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Company will not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. If the Company elects not to or is not entitled to assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified with respect to such claim, unless an actual conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the Company will be obligated to pay the fees and expenses of such additional counsel or counsels.

                                   ARTICLE 5
                                  MISCELLANEOUS

         5.1 No Waiver; Modification in Writing. No failure or delay on the part of the Company or SCF in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and SCF. Any amendment, supplement or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this



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Agreement, no notice to or demand on any party hereto in any case shall entitle the other party to any other or further notice or demand in similar or other circumstances.

         5.2 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

         5.3 Fees and Expenses. Each party shall be responsible for its own expenses and the expenses of its legal and other advisors in conjunction with the negotiation, execution and performance of this Agreement.

         5.4 Parties in Interest. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto and their successors and assigns, and noting in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         5.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or mailed by registered or certified mail (return receipt requested) or Federal Express or another recognized overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      If to SCF, to:

                           SCF-IV, L.P.
                           600 Travis, Suite 6600
                           Houston, Texas  77002
                           Attention: Anthony DeLuca
                           Facsimile: (713) 227-7850

                  (b)      If to the Company, to:

                           Input/Output, Inc.
                           12300 Parc Crest Drive
                           Stafford, Texas  77477
                           Attention: Mr. C. Robert Bunch
                           Facsimile: 281) 879-3632

         Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon



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receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if telecopies, three business days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one business day after the date of sending, if sent by Federal Express or other recognized overnight courier.

         5.6 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         5.7 Entire Agreement. This Agreement (including the Exhibits hereto) and the other documents contemplated herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements, letters of intent and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

         5.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS.

         5.9 Public Announcements. The Company and SCF shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, except for statements required by law or by any listing agreements with or rules of any national securities exchange or made in disclosures reasonably determined as required to be filed pursuant to the applicable law.

         5.10 Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise.

         5.11 Headings. The headings of this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

         5.12 Termination of Prior Registration Rights Agreement. The parties hereto agree that the Purchase Agreement dated April 21, 1999 and the Registration Rights Agreement dated May 7, 1999, each between the Company and SCF, are hereby terminated and of no further force or effect.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

                                  INPUT/OUTPUT, INC.


                                  By:      /s/ C. ROBERT BUNCH
                                     -------------------------------------------
                                  Name:    C. Robert Bunch
                                       -----------------------------------------
                                  Title:   Vice President
                                        ----------------------------------------


                                  SCF-IV, L.P.

                                  By:  SCF-IV, G.P., Limited Partnership,
                                  its general partner

                                           By: L.E. Simmons & Associates,
                                           Incorporated, its general partner


                                           By:      /s/ ANDREW L. WAITE
                                              ----------------------------------
                                           Name:    Andrew L. Waite
                                                --------------------------------
                                           Title:   Managing Director
                                                 -------------------------------



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